                                                                   EXHIBIT 10.31

                              SAFETY HOLDINGS, INC.
                                  SAR AGREEMENT

       THIS AGREEMENT, entered into as of the Grant Date, by and between the Participant and Safety Holdings, Inc. (the "Company");

                                WITNESSETH THAT:

       WHEREAS, the Company and the Participant have agreed upon the grant of the stock appreciation rights as set forth in this Agreement;

       NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

TERMS OF AWARD. This Agreement specifies the terms of the stock appreciation right with respect to the number of Covered Shares (the "SAR"). The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

The "Participant" is David F. Brussard.

The "Grant Date" is the Effective Time as that term is defined in the Merger
       Agreement by and among the Company, Safety Acquisition, Inc., Thomas Black Corporation, and the shareholders of Thomas Black Corporation dated as of May 31, 2001.

The number of "Covered Shares" is 1,568.962 shares of Stock.

The "Exercise Price" is $160.00 per share.

Other terms used in this Agreement are defined pursuant to paragraph 17 or elsewhere in this Agreement.

VESTING. Subject to the limitations of this Agreement, each Installment of Covered Shares of the SAR shall be vested on and after the Vesting Date for such Installment as described in the following schedule (but only if the Date of Termination has not occurred before the Vesting Date):

-------------------------------------------------------------------------------
              INSTALLMENT                         VESTING DATE
                                                 APPLICABLE TO
                                                  INSTALLMENT
-------------------------------------------------------------------------------
       20% of the Covered Shares     One-year anniversary of December 31, 2001
-------------------------------------------------------------------------------
       20% of the Covered Shares     Two-year anniversary of December 31, 2001
-------------------------------------------------------------------------------
       20% of the Covered Shares     Three-year anniversary of December 31, 2001
-------------------------------------------------------------------------------
       20% of the Covered Shares     Four-year anniversary of December 31, 2001
-------------------------------------------------------------------------------
       20% of the Covered Shares     Five-year anniversary of December 31, 2001
-------------------------------------------------------------------------------

The vesting of the SAR shall be subject to the following:

Notwithstanding the foregoing schedule, but subject to paragraph (b) below, the SAR shall become fully vested upon the date of a Public Offering or Change of Control that occurs on or before the Date of Termination. The vesting described in this paragraph (a) shall be deemed to occur immediately before the exercise of the SAR described in paragraph 3.

If, during any Vesting Period, an Event of Default occurs, then the number of Covered Shares that would otherwise vest on the last day of that Vesting Period shall instead be forfeited, and in no event shall the Participant be entitled to any amounts with respect to such Covered Shares by reason of exercise of the SAR, by reason of paragraph (a) above, or for any other reason.

If a Public Offering or Change of Control does not occur on or before the Participant's Date of Termination, and such Date of Termination occurs for reasons other than a Material Breach or Cause, or voluntary termination then all rights under the SAR that are not vested on the Date of Termination shall expire and all rights under the SAR that have vested prior to the Date of Termination shall be subject to repurchase by the Company under Section 7(a) of the Management Subscription Agreement, dated as of the date hereof, among the Company and certain employees of the Company or its subsidiaries. If a Public Offering or Change of Control does not occur on or before the Participant's Date of Termination, and such Date of Termination occurs by reason of a Material Breach, Cause or voluntary termination, then all rights under the SAR shall be forfeited on the Date of Termination.

EXERCISE OF SAR. The SAR shall be exercised with respect to the vested portion of the Covered Shares on the first to occur of a Public Offering or a Change of Control. (For the avoidance of doubt, it is recited here that the SAR shall not be exercised except as provided in the preceding sentence.) As soon as practicable after the exercise of the SAR with respect to a share of Stock, the Participant shall receive a cash payment from the Company which is equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the Exercise Price of one share of Stock. Notwithstanding the foregoing provisions of this paragraph 3, if the SAR would otherwise become exercisable in accordance with this paragraph 3 by reason of a Public Offering, and the Participant's Date of Termination has not occurred prior to the date of the Public Offering, then, in the sole discretion of the Board, the SAR may be canceled, provided that, at the time of the Public Offering, the Participant will be granted an option to purchase shares of Stock equal to the number of Covered Shares. Such option (i) shall be fully exercisable at and after the granting of the option (until expiration described in clause (iii) below) with respect to all of the Covered Shares, (ii) shall have a per-share exercise price equal to the exercise price of the SAR; and (iii) shall expire on the earlier of the ten-year anniversary of the Grant Date (as defined in this Agreement), but not event later than the 90-day anniversary of the Participant's Date of Termination (or, in the case of a Date of Termination occurring by reason of the Participant's Death or Disability, not later than the one-year anniversary following the Date of Termination).

ADJUSTMENTS. If the Board determines that, after the Effective Date, one or more transactions (including, without limitation, a stock split or combination) have occurred in which stock of the Company is issued, exchanged, or modified without receipt of additional consideration by the Company of money or property (but excluding consideration in the form of services), the Board shall adjust the number of shares of Stock subject to the SAR and shall adjust the Exercise Price to reflect such transaction.

WITHHOLDING. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.

BENEFITS MAY NOT BE ASSIGNED. The interests of a Participant under this
       Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary. The SAR is not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

BENEFITS UNDER OTHER PLANS. Amounts payable to the Participant under this
       Agreement shall be disregarded for purposes of determining the benefits under any plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986 and any other plan or arrangement maintained by the Company or any Related Company, except as otherwise specifically provided to the contrary in such other plan or arrangement.

SAR NOT CONTRACT OF EMPLOYMENT. Neither this Agreement nor the SAR constitutes a contract of employment, and will not give the Participant the right to be retained in the employ of the Company or Related Company nor any right or claim to any benefit under the SAR, unless such right or claim has specifically accrued under the terms of this Agreement and the SAR.

NO RIGHTS AS STOCKHOLDER. Except in the case of this SAR being converted to an option (and then only with respect to shares acquired upon the exercise of the option), the Participant shall not have any rights of a stockholder with respect to the shares subject to the SAR.

NO GUARANTEE. Neither the Participant nor any other person shall, by reason of this Agreement, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability under this Agreement. The Participant shall have only a contractual right to the amounts, if any, payable under this Agreement, unsecured by any assets of the Company or any Related Company. Nothing contained in this Agreement shall constitute a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any benefits deliverable to the Participant under this Agreement have not been delivered at the time of the Participant's death, such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of this Agreement. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Board in such form and at such time as the Board shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding the provisions of this
       Agreement to the contrary, if, in the opinion of the Board, the Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Board may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to the Participant or beneficiary. Thereafter, any benefits under this Agreement to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

APPLICABLE LAW. Except to the extent that not preempted by the laws of the United States of America, this Agreement shall be construed and administered with the laws of the state of New York; provided that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon.

AMENDMENT. This Agreement may be amended by written agreement of the Participant and the Company without the consent of any other person.

ADMINISTRATION. The authority to control and manage the operation and administration of this Agreement and the arrangement specified by this Agreement shall be vested in the Board. The Board will have the authority and discretion to interpret this Agreement, to establish, amend, and rescind any rules and regulations relating to this Agreement, and to make all other determinations that may be necessary or advisable for the administration of this Agreement. Any interpretation of this Agreement by the Board and any decision made by it under this Agreement is final and binding on all persons. Except to the extent prohibited by applicable law, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time. The Company and Related Companies shall furnish the Board with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Related Companies as to the Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. The Participant and other persons entitled to benefits under this Agreement must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of this Agreement.

EVIDENCE. Evidence required of anyone under this Agreement may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

DEFINITIONS. In addition to the other definitions contained herein, the following definitions shall apply:

BOARD. The term "Board" means the Board of Directors of the Company.

CAUSE. The term "Cause" shall have the meaning ascribed to it in the Employment
       Agreement.

CHANGE OF CONTROL. The term "Change of Control" means any of the following: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by the Company of all or substantially all of its assets to an acquiring person in which the holders of Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, or (iii) the closing of any sale by the holders of Stock of an amount of Stock that equals or exceeds a majority of the shares of Stock immediately prior to such closing to a person in which the holders of the Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

DATE OF TERMINATION. A Participant's "Date of Termination" means the first day on which the Participant is not employed by the Company or any Related Company, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Related Company, then the occurrence of such transaction shall be treated as the Date of Termination.

EMPLOYMENT AGREEMENT. The term " Employment Agreement" means the employment agreement between Safety Insurance Company, a Massachusetts corporation and indirect subsidiary of the Company, and the Participant dated as of the Effective Date.

EVENT OF DEFAULT. The term "Event of Default" means a financial covenant or payment default in any of the debt instruments of Holdings or Thomas Black Corporation.

FAIR MARKET VALUE. If the SAR is exercised by reason of a Public Offering, the "Fair Market Value" of the Stock shall be the public offering price for such Stock. If the SAR is exercised by reason of a Change of Control, the "Fair Market Value" of the Stock shall be equal to the net consideration received by the holders of the Company's Common Stock in connection with a Change of Control

MATERIAL BREACH. The term "Material Breach" shall have the meaning ascribed to it in the Employment Agreement.

PUBLIC OFFERING. The term "Public Offering" means a bona fide underwritten public offering and sale of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

RELATED COMPANIES. The term "Related Company" means the Company and any corporation, partnership, joint venture or other entity during any period in which at least fifty percent of the voting power of all classes entitled to vote with respect to such entity is owned, directly or indirectly, by the Company.

STOCK. The term "Stock" means the common stock of the Company.

VESTING PERIOD. The term "Vesting Period" means the period beginning on the Effective Date and ending on December 31, 2002, and each of the calendar years 2003, 2004, 2005, and 2006.

       IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                          Participant

                                          /s/David F. Brussard
                                          -------------------------------------
                                          David F. Brussard


                                          Safety Holdings, Inc.

                                          By:  /s/A. Richard Caputo, Jr.
                                               --------------------------------
                                          Name: A. Richard Caputo, Jr.
                                          Its:  Vice President